UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 16, 2009

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9302 Pittsburgh Avenue, Suite 210 Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

877-312-8950

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 16, 2009, Basin Water, Inc. (the “Company”) received notice from The Nasdaq Stock Market (“Nasdaq”) that it has determined that the Company’s common stock will be delisted from Nasdaq following the Company’s filing of a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Case”) in the United States Bankruptcy Court for the District of Delaware. The notification advises the Company that unless it requests an appeal of the delisting determination, trading of the Company’s common stock will be suspended at the opening of business on July 27, 2009, and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. In support of the delisting determination, Nasdaq identified the filing of the Bankruptcy Case, and concerns regarding the residual equity interest of the existing listed securities holders and the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq. The Company does not intend to request an appeal of Nasdaq’s determination and therefore trading of the Company’s common stock will be suspended at the opening of business on July 27, 2009.

Item 8.01	Other Events.

On July 17, 2009, the Company issued a press release announcing the receipt of a notice from Nasdaq that it has determined that the Company’s common stock will be delisted from Nasdaq. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are furnished herewith:

Exhibit No.	Document

99.1	Press Release dated July 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2009	BASIN WATER, INC. (Registrant)

	BY:	/s/ W. Christopher Chisholm
W. Christopher Chisholm Vice President and Chief Financial Officer